Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Principal $4,423,984.96	Loan Date 12-27-2019	Maturity 12-27-2022	Loan No 213470	Call / Coll	Account	Officer GAR	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BROAD STREET OPERATING PARTINERSHIP, LP;	Lender:	MVB BANK, INC
	BROAD STREET REALTY, INC.; and BROAD		Reston Branch
	STREET REALTY, LLC		12100 Sunset Hills Road
	7250 Woodmont Ave., Suite 350		Suite 130
	Bethesda, MD 20814		Reston, VA 20190
(571) 526-4545

Principal Amount: $4,423,984.96	Date of Agreement: May 10, 2020

DESCRIPTION OF EXISTING INDEBTEDNESS.

PROMISSORY NOTE DATED 12/27/2019 IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,500,000.00 FROM BORROWER TO LENDER.

DESCRIPTION OF COLLATERAL.

INCLUDING BUT NOT LIMITED TO 1.) FIRST SECURITY INTEREST AND PLEDGE OF MICHAEL JACOBY’S AVAILABLE SHARES AND OPERATING UNITS OF THE CURRENT REAL ESTATE HOLDING COMPANYS, AND 2.) UCC-1 FILING DELAWARE DEPARTMENT OF STATE NO. 2019 9307237.

DESCRIPTION OF CHANGE IN TERMS.

1.) Commencing as of the monthly payment due April 27, 2020, and continuing through the monthly payment due on June 27, 2020 (the “ Concession Period”), regular monthly payments due under the Note shall be interest only in an amount calculated and determined by the Lender based upon the outstanding principal balance and the interest rate charged to the Borrower under the terms of the Note. Upon the expiration of the Concession Period: (a) the Borrower shall resume making monthly payments of principal and interest in an amount to be calculated and determined by the Lender, the first such payment being due on July 27, 2020 and continuing monthly through the Maturity Date, and (b) the principal amount due under the terms of the Note that would have been payable had the Concession Period not been granted will be included in the final balloon payment due on the Maturity Date or earlier payoff of the Loan, and payable at that time. This is a special circumstance and Lender shall have no obligation to provide any further or extended period of interest only payments or other concessions.

2.) Reporting Requirements during the Concession Period: As soon as available and not more than 15 days after the end of each month, the Borrower will provide monthly cash flow statements, including rent analysis.

3.) Financial Covenants: The Debt Service Coverage Ratio, Total Funded Debt to EBITDA Ratio, and Minimum Liquidity financial covenants commencing as of September 30, 2020 will be amended to March 31, 2021.

4.) All other terms and conditions to remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

Loan No: 213470	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

BROAD STREET OPERATING PARTINERSHIP, LP

BROAD STREET OP GP, LLC, General Partner of BROAD STREET OPERATING PARTINERSHIP, LP

By:	/s/ Michael Z. Jacoby	(Seal)
Michael Z. Jacoby, Member - Chief Executive Officer of BROAD STREET OP GP, LLC

BROAD STREET REALTY, INC.

By:	/s/ Michael Z. Jacoby	(Seal)
Michael Z. Jacoby, Chief Executive Officer of BROAD STREET REALTY, INC.

BROAD STREET REALTY, LLC

By:	/s/ Michael Z. Jacoby	(Seal)
Michael Z. Jacoby, Member - Chief Executive Officer of BROAD STREET REALTY, LLC

BSV CROMWELL LAND LLC

By:	/s/ Michael Z. Jacoby	(Seal)
Michael Z. Jacoby, Member - Chief Executive Officer of BSV CROMWELL LAND LLC

X	/s/ Michael Z. Jacoby	(Seal)
Michael Z. Jacoby

LENDER:

MVB BANK, INC

X	/s/ Garret Reed
Garret Reed, Commercial Loan Officer

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